                                                                    Exhibit 10.9

                          ASPECT MEDICAL SYSTEMS, INC.
      has requested that the marked portions of this agreement be granted confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended."


                       DISTRIBUTION AND LICENSE AGREEMENT

                                     BETWEEN

                             SPACELABS MEDICAL, INC.

                                       AND

                          ASPECT MEDICAL SYSTEMS, INC.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I -       DEFINITIONS.....................................................................................1
         1.1      "Best Price"....................................................................................1
         1.2      "Bispectral Index"..............................................................................1
         1.3      "BIS Software"..................................................................................1
         1.4      "Digital Signal Converter"......................................................................1
         1.5      "Four Channel Digital Signal Converter".........................................................2
         1.6      "Fully Burdened Costs"..........................................................................2
         1.7      "International Territory".......................................................................2
         1.8      "Losses"........................................................................................2
         1.9      "Module"........................................................................................2
         1.10     "Monitor".......................................................................................2
         1.11     "Monitor Products"..............................................................................2
         1.12     "Proprietary Information".......................................................................2
         1.13     "Sensor"........................................................................................2
         1.14     "Sensor Products"...............................................................................2
         1.15     "Specifications"................................................................................3
         1.16     "United States Territory".......................................................................3
         1.17     "ZipPrep Electrode Product".....................................................................3
         1.18     "ZipPrep Technology"............................................................................3

ARTICLE II -      DISTRIBUTION RIGHTS TO MONITOR..................................................................3
         2.1      Appointment.....................................................................................3
         2.2      Claims..........................................................................................3
         2.3      Approvals.......................................................................................4
         2.4      Promotion.......................................................................................4
         2.5      Demonstration...................................................................................5
         2.6      Installation and Training.......................................................................5
         2.7      Service.........................................................................................6
         2.8      Training by Aspect..............................................................................6
         2.9      Marketing Support in the International Territory................................................6
         2.10     Provision of Spare Parts........................................................................6
         2.11     Right of Aspect to Contact Customers............................................................7
         2.12     Purchase Price..................................................................................7
         2.13     International Purchase Requirements.............................................................8
         2.14     Forecasts.......................................................................................9
         2.15     Orders..........................................................................................9
         2.16     Shipment.......................................................................................10
         2.17     Labeling.......................................................................................10
         2.18     Title and Risk of Loss.........................................................................10
         2.19     Payment........................................................................................10
         2.20     Warranty.......................................................................................10
         2.21     Warranty Claims................................................................................11

         2.22     Customer Complaints............................................................................12
         2.23     Recalls........................................................................................12
         2.24     Product Liability..............................................................................12
         2.25     Claimed Infringement...........................................................................13
         2.26     Clinical Testing...............................................................................14
         2.27     Restrictive Covenant...........................................................................14
         2.28     Improvements...................................................................................14
         2.29     Obsolete Products..............................................................................15

ARTICLE III -     DISTRIBUTION RIGHTS TO SENSOR PRODUCTS.........................................................15
         3.1      Appointment....................................................................................15
         3.2      Availability...................................................................................15
         3.3      Promotion......................................................................................16
         3.4      Purchase Price.................................................................................16
         3.5      Additional Payments............................................................................16
         3.6      Forecasts......................................................................................17
         3.7      Orders.........................................................................................17
         3.8      Shipment.......................................................................................17
         3.9      Labeling.......................................................................................18
         3.10     Title and Risk of Loss.........................................................................18
         3.11     Payment........................................................................................18
         3.12     Warranty.......................................................................................18
         3.13     Warranty Claims................................................................................19
         3.14     Customer Complaints............................................................................19
         3.15     Recalls........................................................................................19
         3.16     Product Liability..............................................................................19
         3.17     Claimed Infringement...........................................................................20
         3.18     Improvements...................................................................................21
         3.19     Failure to Supply..............................................................................21
         3.20     Restrictive Covenant...........................................................................22
         3.21     Obsolete Products..............................................................................22

ARTICLE IV -      RIGHTS TO BISPECTRAL INDEX.....................................................................23
         4.1      Licenses.......................................................................................23
         4.2      Development Efforts............................................................................23
         4.3      BIS Software Maintenance.......................................................................24
         4.4      Commercialization Obligation...................................................................24
         4.5      Regulatory Process.............................................................................24
         4.6      Quality Control................................................................................24
         4.7      Royalties......................................................................................25
         4.8      License to Manufacture Four Channel Digital Signal Converter...................................25
         4.9      Reports and Payment............................................................................25
         4.10     Customer Complaints............................................................................25
         4.11     Product Liability of SMI.......................................................................26
         4.12     Product Liability of Aspect....................................................................26
         4.13     Claimed Infringement of SMI Technology.........................................................26

         4.14     Claimed Infringement of Aspect Technology......................................................27
         4.15     Digital Signal Converter.......................................................................28
         4.16     Restrictive Covenant...........................................................................28
         4.17     Right of Aspect to Contact Customers...........................................................29

ARTICLE V -       COMMUNICATIONS.................................................................................29
         5.1      Communications.................................................................................29

ARTICLE VI -      TERMINATION....................................................................................30
         6.1      Term...........................................................................................30
         6.2      Termination by SMI.............................................................................30
         6.3      Termination for Breach.........................................................................30

ARTICLE VII -     CONFIDENTIALITY................................................................................31

ARTICLE VIII -    MISCELLANEOUS..................................................................................32
         8.1      Trademarks and Trade Names.....................................................................32
         8.2      Records........................................................................................32
         8.3      Publicity......................................................................................32
         8.4      Force Majeure..................................................................................33
         8.5      Relationship Between Parties...................................................................33
         8.6      Notices........................................................................................33
         8.7      Entire Agreement...............................................................................34
         8.8      Severability...................................................................................34
         8.9      Assignments....................................................................................34
         8.10     Governing Law..................................................................................34
         8.11     Compliance with Laws...........................................................................34
         8.12     Waivers and Extensions.........................................................................34
         8.13     Counterparts...................................................................................35
         8.14     Consents.......................................................................................35
         8.15     Limitation of Liability........................................................................35

                       DISTRIBUTION AND LICENSE AGREEMENT

         THIS DISTRIBUTION AND LICENSE AGREEMENT (the "Agreement") is made as of April 1, 1996 between ASPECT MEDICAL SYSTEMS, INC., a Delaware corporation with its principal place of business at 2 Vision Drive, Natick, Massachusetts 01760-2059 ("Aspect") and SPACELABS MEDICAL, INC., a California corporation with its principal place of business at 15220 NE 40th Street, Redmond, Washington 98073 ("SMI").

         A. Aspect has developed certain EEG monitoring technology for measuring the effects of anesthesia on the brain and SMI desires to market and distribute products employing such technology;

         B. Aspect and SMI desire to enter into an agreement that supersedes all prior agreements between them, including but not limited to the Distribution and License Agreement dated as of June 30, 1994.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Best Price" means the lowest price on which Aspect charges any other third party for a product for an "unbundled sale" of the product to a third party which is buying similar quantities of such product under similar terms and conditions. An "unbundled sale" means that the product is sold by Aspect without being sold in, as part of, or as a condition to, the sale, lease, loan, consignment or other disposition of any other product.

         1.2 "Bispectral Index" means Aspect's index which is incorporated in Aspect's A-1000 and A-1050 monitors used to monitor the hypnotic effects of anesthetics on the brain.

         1.3 "BIS Software" means Aspect's software which computes the Bispectral Index.

         1.4 "Digital Signal Converter" means an interface device that connects to and accepts input from the Sensor or EEG electrodes, converts the signal into digital form and inputs it into the Monitor or Module.

         1.5 "Four Channel Digital Signal Converter" means a Digital Signal Converter developed by SMI under this Agreement that utilizes four EEG channels for use with the Module.

         1.6 "Fully Burdened Costs" means the direct and indirect costs to manufacture a product, which costs are determined in accordance with generally accepted accounting principles. Direct costs shall include direct materials and direct labor costs associated with manufacturing the product. Indirect costs mean the party's allocable overhead expenses which are applicable to the direct costs of manufacturing the product.

         1.7 "International Territory" means all countries and territories of the world other than Japan and the United States Territory.

         1.8 "Losses" means any claims, liability, suits, judgments, costs and expenses (including but not limited to fines, penalties and reasonable attorneys' fees).

         1.9 "Module" means an integral EEG module that (i) can be incorporated into SMI's patient monitoring equipment, and (ii) incorporates the Bispectral Index. The term "Module" specifically excludes interface devices that allow data from any Monitor to be displayed on other patient monitoring equipment.

         1.10 "Monitor" means Aspect's EEG monitors which includes the Bispectral Index, and all models of the EEG monitor, including those designated by Aspect as its A-1000, A-1050, and A-2000 monitors (and such other designations as Aspect may give to subsequently developed models of the Monitor).

         1.11 "Monitor Products" means the Monitors and the related products listed on Schedule A to this Agreement.

         1.12 "Proprietary Information" means all proprietary information and materials of a party, whether or not patentable, which are communicated to, learned of, or otherwise acquired by the other party during the course of this Agreement.

         1.13 "Sensor" means Aspect's disposable EEG sensor comprised of an array of electrodes known by Aspect as its ZipPrep disposable EEG sensor. The Sensor is designed and configured to detect EEG signals utilized for purposes of determining the Bispectral Index. The term "Sensor" specifically excludes individual, stand alone electrodes.

         1.14 "Sensor Products" means the Sensor and the ZipPrep Electrode Product, collectively.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         1.15 "Specifications" means the product specifications established from time to time by Aspect for its Monitor Products and Sensor Products.

         1.16 "United States Territory" means the United States of America excluding its territories and protectorates.

         1.17 "ZipPrep Electrode Product" means the ZipPrep snap electrode configuration that utilizes the ZipPrep Technology.

         1.18 "ZipPrep Technology" means the self-prepping electrode technology which is proprietary to Aspect.

                   ARTICLE II - DISTRIBUTION RIGHTS TO MONITOR

         2.1 Appointment. Subject to the terms and conditions of this Agreement, Aspect hereby appoints SMI as its exclusive distributor of the Monitor Products for the International Territory. Aspect will refer promptly to SMI all inquiries Aspect receives, including but not limited to orders, E-mail, etc. regarding Monitor Products from within the International Territory. This appointment shall commence on the date of this Agreement [**] of this Agreement, provided, however, that SMI's exclusive rights to distribute the Monitor in the International Territory may be extended for [**] in accordance with the provisions of Section 2.13(b) of the Agreement.

         2.2 Claims. Aspect shall provide SMI with the text of any marketing claims which are approved and/or cleared by the FDA; by providing the text of such marketing claims to SMI, Aspect will be deemed to represent to SMI that such claims have been approved and/or cleared by the FDA. Aspect may choose to provide to SMI the text of other marketing claims which Aspect has determined are permitted under applicable federal and state laws and regulations; by providing the text of such other marketing claims to SMI, Aspect will be deemed to represent to SMI that such claims are permitted under all applicable federal and state laws and regulations governing such claims for use in the International Territory. SMI shall have the right in the International Territory (unless additional clearance is needed from applicable international regulatory agencies), but not in the United States Territory, to make claims which are the same or equivalent to the claims provided by Aspect. SMI shall defend, indemnify and hold Aspect harmless from any and all Losses resulting from any breach of its obligations set forth in this Section. In addition and notwithstanding any other provisions of this Agreement, if a party breaches its obligations under this Section, the other party shall have the right to immediately terminate this Agreement in accordance with the provisions of Section 6.3. Aspect shall defend, indemnify and hold SMI harmless from any and all Losses arising from SMI's use of the text of claims which have been provided to SMI by Aspect or from

SMI's use of the text of claims in marketing materials which have been approved in writing by Aspect as contemplated in this Section. In the event SMI elects to incorporate in SMI's marketing materials the text of claims provided by Aspect hereunder, SMI will provide Aspect copies of such materials for Aspect's approval. Aspect will not unreasonably withhold such approval and will respond to SMI within three business days of its receipt of such materials. If Aspect fails to respond within three business days, such materials will be deemed to approved by Aspect. The text of any claims which are "provided" by Aspect to SMI as contemplated in this Section, must be designated by Aspect in writing as claims which SMI may use in its own marketing materials.

         2.3 Approvals. Aspect, at its sole expense, shall be responsible for obtaining the following safety approvals for the Monitors and the Sensor Products, both individually and when used as a system: (a) UL Mark for Canada ("C UL"); (b) Mark for European Countries (compliance with EMC and/or Medical Device Directive as required to sell into all countries in the European Union); and (c) Underwriters Laboratory ("UL"). In connection with obtaining such safety approvals, SMI shall be responsible for any required translation of the human interface contained in the Monitor Products. At SMI's request, Aspect shall work with SMI to implement any required translation of the human interface contained in the Monitor Products, provided that (a) any direct costs incurred by Aspect in translating or coding foreign language translations shall be reimbursed by SMI as long as such costs have been approved in advance in writing by SMI, and
(b) SMI shall assist Aspect in validating such translation. SMI, at its sole expense, shall be responsible for obtaining all other regulatory and marketing approvals for the Monitor Products in those countries in the International Territory in which SMI elects to distribute the Monitors. In addition, SMI shall be responsible for obtaining safety approvals in those countries in the International Territory in which SMI elects to distribute the monitors other than those countries covered by the "C UL," the "CE," or the "UL" approvals. If any language translations or product design changes are required in order for SMI to obtain these additional safety, regulatory and marketing approvals, Aspect shall assist SMI with such translations or changes, and SMI shall reimburse Aspect for the reasonable and necessary costs associated with such translations as long as such costs are approved in writing in advance by SMI. Aspect, at its sole expense, shall be responsible for obtaining FDA clearance or approval for the Monitor Products and Sensor Products for the United States Territory. Aspect shall promptly apply for the approvals and clearances for which it is responsible and shall diligently pursue such approvals and clearances.

         2.4      Promotion.

                  (a) Promotion of Monitor Products. SMI shall use reasonable efforts to promote the sale of the Monitor Products, and shall do so using the Aspect name.

Such promotion shall include carrying the Monitor Products in its International Price List.

                  (b) Advertising and Sales Promotional Material. Subject to
Section 2.2, Aspect shall provide SMI with reasonable quantities of certain advertising and sales promotional material developed for Aspect's U.S. products at no charge to SMI. At its expense and in its discretion, SMI may translate these materials into the language or languages of its customers and provide Aspect with at least one copy of all such materials. SMI shall be responsible for the printing of all such materials. Aspect will provide SMI, at no charge to SMI, any existing or available backup materials necessary to reproduce the promotional materials of Aspect relating to the Monitor, Bispectral Index, or Sensor, including but not limited to files, disks and artwork.

                  (c) Reimbursement. In no event shall either party be responsible for any punitive, incidental or consequential damages, including lost profits or lost sales, incurred by the other part and relating to the other party's use of the promotional materials created in accordance with Sections 2.2 and 2.4; provided, however, that the foregoing limitation shall not limit or modify a party's obligation under Section 2.2. If SMI receives notice that the FDA intends to assess a fine, fee, assessment or other penalty, or receives any notification from the FDA relating thereto, SMI shall promptly inform Aspect and provide it with copies of all correspondence, notices and other materials received by SMI from the FDA with respect thereto.

         2.5 Demonstration. SMI shall keep available at all reasonable times for demonstration purposes sufficient numbers of Monitor Products as are necessary for appropriate sales promotion. Such demonstration Monitor Products shall be in a condition appropriate for sales promotion.

         2.6 Installation and Training. At its expense, SMI shall install the Monitor Products on the premises of its customers of the Monitor Products and shall train the employees of such customers to operate the Monitor Products. At no charge to SMI, Aspect shall provide one copy of each user and technical manual for each Monitor it ships to SMI and upon request shall provide SMI with reasonable additional quantities of user and technical manuals. At its expense and in its discretion, SMI may translate all user manuals (and any other manuals required to sell the Monitor Products) into the language or languages of its customers and shall provide Aspect both with copies of all such materials and the master copy required to produce additional manuals. If SMI requests Aspect to translate the human interface contained in the Monitor into a language other than those languages required for the safety approvals listed in clauses (a),
(b) and (c) of Section 2.3 of this Agreement, Aspect shall perform such translation at the expense of SMI and SMI shall reasonably cooperate with Aspect in validating such translation. The costs of any such translation shall be approved in writing in advance by SMI.

         2.7 Service. SMI shall render prompt, workmanlike and willing service with respect to the Monitor Products and shall use reasonable efforts to handle satisfactorily all matters relating to the sale and servicing of the Monitor Products in the International Territory. To facilitate timely customer service, SMI may request support from Aspect. If such support is requested and approved in writing by SMI and provided by Aspect, Aspect may, at its sole discretion, bill SMI at Aspect's then current rates offered to similarly situated licensees acquiring such services on similar terms and conditions for field or service time and for reasonable expenses, provided that no charges shall be made for services rendered by telephone (and Aspect hereby agrees to provide commercially reasonable levels of telephone support). Aspect shall provide such support in a prompt, workmanlike and willing manner. In addition, SMI shall use a method for handling customer complaints which is the same or similar to that established by SMI for its own products. SMI shall use reasonable efforts to maintain a supply of spare parts and consumables to service the Monitor Products at levels consistent with those maintained by SMI for its own products.

         2.8 Training by Aspect. Aspect shall train designated groups of employees of SMI at times mutually agreeable to the parties (a) in the use, marketing and sale of the Monitor Products at Aspect's facilities, provided that Aspect shall not be required to conduct more than six such training sessions per calendar year, and (b) in the servicing of the Monitor Products at Aspect's facilities, provided that Aspect shall not be required to conduct more than six such training sessions per calendar year. The direct out-of-pocket costs of reasonable and necessary travel, lodging and meals for these training sessions shall be borne by SMI. The internal costs incurred by Aspect for these training sessions shall be borne by Aspect. Additional training sessions shall be conducted with the mutual consent of both parties, and SMI shall be required to reimburse Aspect at Aspect's then current billing rates for all Aspect employees and consultants involved.

         2.9 Marketing Support in the International Territory. If SMI requests Aspect to provide extraordinary marketing support (e.g. a lecture in the International Territory by an Aspect representative, or protocol development in the field) in the International Territory, over and above what Aspect is required to provide under the other provisions by this Agreement, and over and above what Aspect customarily provides to its own customers, then SMI will reimburse Aspect for such support. The parties will agree on the costs, scope and schedule for any extraordinary marketing support in advance and in writing prior to Aspect's provision of such support.

         2.10 Provision of Spare Parts. Aspect shall provide SMI a reasonable and adequate number of spare parts at no charge and on consignment for servicing of warranty claims on the Monitor Products during the period in which SMI maintains rights to distribute the Monitor. At the end of each calendar quarter, SMI shall account to Aspect for the disposition and use of such spare parts, and shall return to

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Aspect all parts returned to SMI by its customers which were replaced with the consigned spare parts. SMI's return of such parts to Aspect shall be at Aspect's expense. SMI shall purchase spare parts from Aspect for servicing the non-warranty claims during the period in which SMI maintains rights to distribute the Monitor for the purpose of providing service to its customers. At such time as SMI's rights to distribute the Monitor expire, at SMI's option, Aspect will have the right and responsibility to furnish spare parts for the Monitor Products directly to customers of SMI, provided that SMI shall provide to Aspect promptly at such time all customer records and information necessary for Aspect to provide such customers with spare parts. Alternatively, SMI may elect to purchase spare parts from Aspect for the purpose of servicing non-warranty claims of its customers.

         2.11 Right of Aspect to Contact Customers. SMI shall notify Aspect on a quarterly basis of each customer order in the International Territory for any Monitor. Aspect shall have the right to contact the customers of SMI solely for the purpose of assessing and ensuring customer satisfaction with the Monitor Products. Aspect shall advise SMI of all contacts relating to its assessment of customer satisfaction with the Monitor Products on a regular basis. Information provided by SMI to Aspect pursuant to this Section 2.11 shall constitute Proprietary Information of SMI. Aspect shall provide SMI with the information it obtains from each such customer, on an ongoing basis.

         2.12     Purchase Price.

                  (a) The purchase price for Monitors, with the exception of (i) purchases of units for demonstration, loaner and similar purposes, and (ii) the [**] Monitors purchased by SMI upon execution of this Agreement, shall be [**] for the [**]; the price of the [**] and any [**] shall be [**] of Aspect's material costs for the [**] or such [**] for such Monitor(s), [**]. The purchase price for the [**] Monitors purchased by SMI upon execution of this Agreement, and for [**] Monitors purchased for demonstration, loaner and similar purposes during the first year of this Agreement, shall be [**] per Monitor.

                  (b) The purchase price for each other Monitor Product (other than Monitors) for the International Territory shall be Aspect's United States list price existing from time to time less that percentage discount as is set forth on Schedule A to this Agreement. The particular purchase price for each order shall be determined at the time of order. Aspect (i) shall [**] and (ii) shall provide SMI with [**] of any

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

price increase. Aspect's price increases will not be effective on any SMI orders that have been subject to a written price quotation provided to a customer within 60 days of receipt by SMI of the notification of such increase. Aspect shall have the right to review the documentation relating to any such price quotations.

                  (c) Aspect shall provide SMI reasonable sales records, sales reports and cost and pricing information upon request to enable SMI to confirm the accuracy of the prices charged by Aspect under this Section 2.12. SMI shall be entitled to audit such information and records pursuant to Section 8.2.

         2.13     International Purchase Requirements.

                  (a) To maintain its exclusive right to distribute the Monitor Products in the International Territory under this Agreement, SMI agrees to purchase for resale to customers in the International Territory the following minimum number of Monitors during the time periods indicated below. Purchases of Monitors for demonstration, loaner, or other similar purposes do not count towards SMI's minimum purchase requirements.

                          PERIOD                               NUMBER OF MONITORS
First Year (expiring on April 1, 1997, the                            [**]
first anniversary of this Agreement)                   (Upon execution of this Agreement)
                                                                      [**]
                                                       (during the remainder of the year.)
Second Year                                                           [**]
Third Year                                                            [**]

Note A: SMI will [**] to be purchased by SMI upon execution of this Agreement [**] from the April 1, 1996 effective date of this Agreement through the date SMI executes this Agreement. In the third year, SMI's minimum number of Monitors will [**] for that period. On a quarterly basis, [**]. SMI shall be deemed to have met the minimum Monitor purchase requirements if [**] for that year. In calculating Aspect's sales of Monitors for this purpose, the parties will [**] on an [**] at a [**] then current list [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  (b) SMI shall be entitled to an automatic extension, as described in the balance of this paragraph, of its exclusive rights to distribute the Monitors in the International Territory if SMI's purchase of Monitors for distribution in the International Territory are equal to or greater than [**] in the U.S. This extension shall be granted automatically for the [**] if SMI's Monitor purchases for International Territory in the [**] for the [**] and shall continue for the [**] continue to [**] for the [**] if SMI's Monitor purchases for the International Territory during the [**] continue to [**] in the [**]. Prior to the end of [**], Aspect and SMI will in good faith discuss mutually satisfactory, commercially reasonable terms for extending SMI's exclusive rights to distribute the Monitor in the International Territory for an additional period of time under this Agreement.

                  (c) SMI's compliance with the minimum purchase requirements for each year of this Agreement will be jointly confirmed by the parties as soon as practicable following the end of the year, but in no event more than [**] following the end of the year. If SMI fails, with respect to any year, to meet the minimum purchase requirements set forth above, Aspect may, on written notice to SMI, elect to terminate SMI's right to distribute the Monitor. Upon receipt of any such termination notice, SMI will have [**] within which to purchase sufficient quantities of the Monitors to satisfy the minimum purchase requirements. If Aspect elects not to terminate SMI's distribution rights notwithstanding the failure of SMI to meet its total minimum purchase requirements with respect to any year, Aspect shall have the right to terminate such rights if, during the next succeeding year, SMI fails to meet a total minimum purchase requirement equal to the sum of (i) the [**] for the [**] plus
(ii) the [**] by which the [**] for the [**] by SMI during the preceding year.

         2.14 Forecasts. At least [**] to the [**] of each [**], upon Aspect's request, SMI shall provide Aspect with an estimated forecast of its requirements of Monitor Products for such [**] broken out on a monthly basis and on an area basis. Such forecasts shall be furnished solely for planning purposes and shall not constitute a commitment to purchase.

         2.15 Orders. All orders for Monitor Products shall be in writing. Aspect shall fill each order from SMI within [**] after its receipt of the order, provided that the aggregate of all orders placed by SMI during any calendar quarter does not exceed the aggregate of the orders required to be filled by Aspect during the immediately preceding calendar quarter by more than [**]. In any event Aspect shall (i) fill orders during the calendar quarter up to an aggregate of [**] of the aggregate amount of the orders required to be filled by Aspect during the preceding calendar quarter, and (ii) Aspect shall use reasonable efforts to fill the remaining portion of the order(s) as soon as practicable thereafter. All sales of the Monitor Products shall be subject to the terms and conditions of this Agreement, which terms and conditions shall control to the extent that they conflict with the terms of any purchase order or order confirmation. No terms in any purchase order for the Monitor Products shall affect the dealings between the parties except as specifically set forth in this Section 2.15, or as otherwise agreed in a written document signed by both parties.

         2.16 Shipment. Aspect shall ship the Monitor Products from its manufacturing facility to the destinations specified by SMI. Freight and insurance charges prepaid by Aspect shall be added to the purchase price for the Monitor Products or billed separately to SMI. SMI shall be responsible for payment of all export and import duties, local taxes and similar charges with respect to the Monitor Products.

         2.17 Labeling. All Monitor Products shall be labeled and packaged in the manner standard for Aspect unless otherwise requested by SMI. SMI will pay any incremental costs incurred by Aspect to modify, at SMI's request, the labeling or packaging of Monitor Products shipped to SMI or its customers, if such costs are approved writing in advance by SMI.

         2.18 Title and Risk of Loss. Title and ownership of the Monitor Products shall pass to SMI upon delivery of the Monitor Products to the destination(s) specified by to SMI pursuant to Section 2.16 of this Agreement. Risk of loss to the Monitor Products following delivery of the Monitor Products to a common carrier at Aspect's manufacturing facility shall be borne by SMI, which shall reimburse Aspect for all claims of loss or damage to the Monitor Products in transit. Aspect shall cooperate with and assist SMI in processing all claims for loss or damage to the Monitor Products.

         2.19 Payment. Aspect shall invoice SMI for the Monitor Products upon delivery to a common carrier for shipment. The terms of payment granted to SMI shall be net 60 days from the date of invoice. All payments by SMI to Aspect shall be in the currency of the United States.

         2.20 Warranty. Aspect warrants to SMI that each Monitor Product (including expendable and supply items such as, but not limited to, electrodes, cables and prep solutions) sold by it to SMI (a) shall be in good working condition and free from defects in material and workmanship when given normal, proper and intended usage and (b) with respect to the Monitor Products listed on Schedule A, shall conform to its Specifications for the period of time set forth on Schedule A to this Agreement for such Monitor Product measured from the date of shipment of such Monitor Product to SMI or other destination designated by SMI. For all other consumable supplies (including expendable and supply items such as, but not limited to, electrodes, cables, and prep solutions) provided by Aspect for use with the Monitor Products which were manufactured by third parties, Aspect shall pass on the manufacturers warranties provided that Aspect has the right to do so. Aspect shall not be responsible for defects which are not due to a breach of Aspect's warranty such as, but not limited to, defects due to fault or negligence on the part of the customer or SMI, or improper or unauthorized use of the Monitor by the customer or SMI.

         EXCEPT AS PROVIDED IN THIS AGREEMENT, ASPECT DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE MONITOR PRODUCTS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THE BREACH OF THIS AGREEMENT, INCLUDING A BREACH BY ASPECT OF THE ABOVE STATED WARRANTY. NOTHING IN THIS LIMITATION WILL BE DEEMED TO LIMIT ASPECT'S OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS SMI IN ACCORDANCE WITH SECTIONS 2.2, 2.4, 2.23, 2.24, 2.25 AND 8.11.

         SMI shall undertake reasonable and appropriate action permitted or required by the laws and regulations of the International Territory to ensure that Aspect's limits of warranty responsibility as set forth above are valid and enforceable against whomever they are applicable, to the extent permitted by applicable law.

         2.21 Warranty Claims. Under its warranty, Aspect shall repair or replace, at its discretion, each demonstrably defective part returned by SMI, provided that such parts shall have been returned to Aspect with all charges prepaid by SMI within the time provided by and substantially in accordance with Aspect's current instructions and procedures relating to returns. The replacement part will come from Aspect's stock and may be new or refurbished. In the case of refurbished parts, the warranty set forth in Section 2.20 of this Agreement shall apply as if such parts were new. Aspect shall respond promptly to any claims by SMI that any Monitor Product fails to conform to the warranty set forth in Section 2.20. For allowed warranty claims, SMI shall pay for transportation of Monitor Products (or components thereof) from the customer's facility to the facility designated by Aspect, and Aspect shall pay for transportation of replacement or repaired parts from Aspect's manufacturing facility to the customer's facility. The party obligated to pay for such transportation shall be responsible for all shipping costs, taxes, export and import duties and other costs associated with the transportation of the parts. If the returned part is not demonstrably defective, Aspect shall return the part to SMI if SMI so requests; in that case, the costs of transportation shall be borne by SMI. All labor costs for replacement of the defective part in the field shall be borne by SMI.

         2.22 Customer Complaints. SMI shall provide Aspect, on a quarterly basis, with a written report of all customer complaints which require written notifications to, or follow-up with, any regulatory agency, and follow-up activities conducted by SMI relating to the Monitor Products. SMI shall notify Aspect immediately of any complaints involving death or serious injury (MDR reports) or of any other material complaints relating to the safety or efficacy of the Monitor Products.

         2.23 Recalls. Upon receipt of any information relating to the safety or efficacy of the Monitor Products, Aspect shall consult with SMI in an effort to arrive at a mutually acceptable procedure for taking appropriate action, it being understood that the ultimate decision-making authority shall rest with Aspect, provided, however, that Aspect shall comply with all laws, regulations and FDA and other agency guidelines regarding recalls. SMI agrees to follow any reasonable recall or general corrective action procedures submitted to it by Aspect and Aspect shall indemnify, defend and hold harmless SMI from any Losses arising from any such recall or general corrective action. SMI shall be responsible for maintaining sales records sufficient to effect any required recall or general corrective action.

         2.24 Product Liability. Aspect hereby agrees to indemnify, defend and hold harmless SMI, its affiliates, directors, officers, employees and agents, from and against Losses arising out of or in connection with the marketing, sale or service of any Monitor Product, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession or use of any such Monitor Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which such claim is made, provided that such Losses arise from or are related to (a) a defect in the design, manufacture or repair (to the extent the repair is performed by Aspect or its agents other than SMI and SMI's subdistributors) of a Monitor Product or the use of the Bispectral Index in accordance with its claims or (b) the negligence, recklessness or intentional misconduct of Aspect. If SMI becomes aware of a product liability claim which might give rise to a right or obligation of indemnification and defense as provided herein, SMI shall promptly notify Aspect. Aspect shall control and bear the full expense of the defense against or settlement of such claim. SMI shall cooperate in such action if reasonably necessary and requested by Aspect. In no event shall Aspect settle any matter involving SMI without the prior written consent of SMI, which consent shall not be unreasonably withheld. SMI may, in its own discretion, be represented in the defense or settlement of any such claim by counsel of its own choosing at its sole expense.

         2.25     Claimed Infringement.

                  (a) Aspect hereby agrees to indemnify, defend and hold harmless SMI, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with any claim by a third party that the manufacture, use or sale of a Monitor Product infringes any intellectual property right claimed by such third party and relating to the intellectual property rights owned by such party. If SMI becomes aware of an infringement allegation which might give rise to a right or obligation of indemnification and defense as provided herein, SMI shall promptly notify Aspect. Aspect shall control, bear the full expense of and retain all proceeds of the defense against or settlement of such allegation. SMI shall cooperate in such action if reasonably necessary and requested by Aspect. In no event shall Aspect settle any matter involving SMI without the prior written consent of SMI, which consent will not be unreasonably withheld or delayed. SMI may, in its own discretion, be represented in the defense or settlement of any such allegation by counsel of its own choosing at its sole expense.

                  (b) Should any Monitor Product become the subject of an injunction preventing its use or sale as contemplated herein, Aspect shall, at its option (and in addition to its obligations under subsection 2.25(a)), promptly (1) procure for SMI the right to continue to use and sell such Monitor Product, (2) replace or modify such Monitor Product so that it becomes non-infringing or, if options (1) and (2) are not reasonably available to Aspect, then (3) terminate SMI's license to the allegedly infringing Monitor Product and refund to SMI the amounts paid to Aspect for all Monitor Products, parts or supplies in the possession of SMI or its subdistributors, upon the return of the Monitor Products to Aspect. In addition, Aspect may undertake any of the foregoing options (1), (2) and (3) if Aspect determines, in its reasonable opinion, that a Monitor Product is likely to become the subject of an injunction preventing its use or sale as contemplated herein.

                  (c) Aspect shall have no liability or obligation to SMI hereunder with respect to any patent, copyright, trade secret or other intellectual property infringement or claim thereof, to the extent such liability or obligation is based upon (i) use or sale of a Monitor Product in combination with devices or products not provided by Aspect, (ii) use of other than the most recently mandatory released version of any software in a Monitor Product or (iii) modifications, alterations or enhancements of a Monitor Product not created by or for Aspect. SMI shall indemnify and hold Aspect harmless from all costs, damages and expenses (including reasonable attorneys' fees) arising from any claim enumerated in the preceding sentence. The limitations set forth in the foregoing clause (ii) shall only apply to the extent Aspect has made the most recently released version of the software available to SMI at no cost to SMI for incorporation in Monitor Products which are then in SMI's possession or have been previously distributed by SMI and the liability or obligation arises after Aspect makes such revised version available to SMI. SMI will return the PromCards for any such infringing software to Aspect upon receipt of replacement PromCards; if the infringing PromCards are not returned to Aspect within six (6) months of SMI's receipt of the replacement PromCards, Aspect will have the right to charge SMI a reasonable amount for such unreturned PromCards.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         2.26 Clinical Testing. If SMI desires to conduct any clinical testing of the Monitor, where the data from such testing is expected to be presented at a public forum or be published, SMI shall advise Aspect and no such clinical testing shall occur unless Aspect shall first have approved the protocols for such clinical testing. Aspect shall not unreasonably delay or withhold its approval of such clinical testing.

         2.27 Restrictive Covenant. During the term of the appointment set forth in Section 2.1 of this Agreement, SMI will not directly engage in, and will use good faith and reasonable efforts to prevent its subdistributors from engaging in, the sale of any products competitive with the Monitor, Aspect's Digital Signal Converter(s), or the Bispectral Index (a "Competitive Monitor Product"), except for the Module, an SMI EEG module which does not incorporate technology competitive with the Bispectral Index, or SMI's Four Channel Digital Signal Converters for which SMI has paid Aspect the license fee specified in Article IV of this Agreement. Furthermore, in the event that SMI directly engages in the sale of any Competitive Monitor Product, or fails (within thirty (30) days after notice from Aspect) to use good faith and reasonable efforts to prevent a subdistributor from engaging in the sale of any Competitive Monitor Product, Aspect shall have the right to terminate the right of SMI to distribute Monitor Products, effective thirty (30) days after delivery of written notice to SMI. In the event that SMI fails to prevent a subdistributor from engaging in the sale of any Competitive Monitor Product Aspect shall have the right to terminate the right of SMI to distribute Monitor Products in the country for which the subdistributor is responsible. SMI's obligation to prevent its subdistributors from breaching the foregoing restrictive covenant shall not require SMI to take any action which is illegal under any applicable laws or which could reasonably be expected to expose SMI to liability in damages to the subdistributor or the subdistributor's customers.

         2.28 Improvements. In the event that Aspect develops an improved version of the software embedded in the Monitor, Aspect shall supply such upgrades to SMI to meet customer requirements. SMI shall be required to pay for all software upgrades to the Monitor affected through the use of the PromCard and all related shipping charges. The price to SMI of software upgrades will be set at [**]. SMI agrees to use reasonable efforts to make the software upgrades to the Monitor relating to improved performance of the Bispectral Index available to its customers which have purchased the Monitor. If Aspect requests that SMI provide the software upgrade free of charge to SMI customers that have purchased the Monitor, and so informs SMI in writing, SMI agrees to take all reasonable steps to distribute the software upgrade at no cost to the SMI customers which have purchased the Monitor. Aspect shall provide updated software to SMI in the form of a PromCard. Aspect will charge SMI a reasonable cost for each PromCard, but will issue a credit to SMI

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


 for the cost of the PromCard when each old PromCard is returned. In such event, all reasonable shipping expenses incurred by SMI to send the software upgrade to SMI customers will be borne by Aspect.

         2.29 Obsolete Products. In the event Aspect elects to discontinue the production of a particular model of Monitor Product because such Monitor Product has been replaced by later models, Aspect shall provide SMI not less than six
(6) months prior written notice (the "Notice Period") of such discontinuance, and shall fill such orders for the discontinued Monitor Product(s) as SMI reasonably determines prior to the end of the Notice Period, will be required to enable SMI to meet the requirements of its subdistributors and customers.

              ARTICLE III - DISTRIBUTION RIGHTS TO SENSOR PRODUCTS

         3.1 Appointment. Subject to the terms and conditions of this Agreement, Aspect hereby appoints SMI as (a) a nonexclusive distributor of the Sensor for the International Territory, (b) a nonexclusive distributor of the Sensor for Japan, and (c) a nonexclusive distributor of the ZipPrep Electrode Product in the United States Territory, the International Territory and Japan. SMI shall not distribute the Sensor in the United States Territory; provided, however, that Aspect agrees to sell to SMI (at the same price that Sensors are sold to [**] in the International Territory) a limited number of Sensors that SMI may distribute in the [**]. Aspect shall not be required to sell SMI more than [**] of the expected requirements for Sensors (established by Aspect's consumption rate for Sensors) for new Modules sold by SMI in the [**]. By way of example, if SMI has an installed base of [**] Modules in the [**] at the end of 1996, and sells [**] new Modules in the [**] in 1997 to increase the installed base from [**], and Aspect's consumption rate for Sensors is [**] Sensors/year per system, SMI may distribute [**] Sensors in the [**] in 1997. This appointment shall commence on the date of this Agreement and shall expire on the [**] anniversary of this Agreement.

         3.2 Availability. Aspect agrees to use reasonable efforts to pursue and receive 510(K) clearance from the FDA for the Sensor Products and to make the Sensor Products available for commercial distribution by SMI for use with Monitor Products and Modules. Except as provided by law, SMI at its sole expense and in its reasonable discretion, shall be responsible for obtaining the necessary regulatory and marketing approvals for the Sensor for all countries in the International Territory in which the Monitor or Module will be distributed. In the event that SMI is prohibited from obtaining such approvals, SMI shall reimburse Aspect for Aspect's reasonable

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


 costs incurred in assisting SMI to obtain such approvals, provided that SMI shall approve all expenses in writing and advance.

         3.3 Promotion. SMI shall use reasonable efforts to promote the sale of the Sensor in the International Territory and Japan under Aspect's ZipPrep trademark. Aspect shall provide SMI with reasonable quantities of its advertising and sales promotion material at no charge to SMI. At its expense and in its discretion, SMI may translate Aspect's advertising and sales promotion material into the language or languages of its customers and provide Aspect with copies of all such materials. Aspect shall not provide copies of such translated material to its other customers, including distributors, nor permit the customers or distributors to use them, but shall own the copyright to such translations (which rights SMI will be deemed to assign to Aspect upon creation of the translations). Aspect hereby grants SMI a royalty free license to use such translations during the term of this Agreement throughout the International Territory.

         3.4 Purchase Price. The purchase price for the Sensor Products shall be [**] for the [**] existing from time to time (the "International and Japanese Sensor Purchase Price"), but in no event [**] for the Sensor Products. SMI's purchase price for Sensor Products shall be determined at each anniversary of this Agreement and be based on [**] over the prior [**]. Aspect agrees to provide SMI reasonable sales records and reports upon request to enable SMI to confirm the accuracy of the prices charged by Aspect under this Section 3.4. SMI may audit this information in accordance with Section 8.2.

         3.5 Additional Payments. Aspect shall make the following payments to SMI with respect to Net Sales (as defined below) in the United States Territory:

                  (a) During the term of this Agreement, Aspect shall pay to SMI [**] of the [**] in the [**] sold to accounts at which [**], provided that if [**], the payment to SMI shall be [**] and/or [**] to such [**]. By way of illustration, if (i) [**] to Account X in a year, (ii) [**] to Account X, and
(iii) [**] has previously [**] to Account X, then the additional payment shall be determined as follows:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                          Number of Units Sold by
                                   [**]
[**]                     Total Number of Unit Sold                        = [**]
                           by SMI and Aspect to
                              Account X [**]


                  (b) As used in subsection (a), "Net Sales" means the gross revenues realized by Aspect from or on account of the sales of Sensors sold in the United States Territory to the accounts described in subsection (a), less
(i) credits or allowances, if any, actually granted on account of price adjustments, rejection or return of items previously sold, (ii) excises, sales taxes, duties or other taxes or franchise taxes imposed upon and paid with respect to such sales (excluding income taxes), and (iii) separately itemized insurance and transportation costs incurred in shipping products.

         3.6 Forecasts. Beginning with the quarter in which Aspect and SMI anticipate that the Sensor Products will become commercially available, at least four weeks prior to the commencement of each quarter, upon Aspect's request, SMI shall provide Aspect with a forecast of its requirements of Sensors for such quarter and for the ensuing three quarters broken out on a monthly basis and for the International Territory, United States Territory and Japan. Such forecasts shall be furnished solely for planning purposes and shall not constitute a commitment to purchase.

         3.7 Orders. Promptly after the receipt from Aspect of written notification of the availability of the Sensor Products for commercial distribution, SMI shall order Sensor Products from Aspect when and as needed in order to fulfill its responsibilities under this Agreement. All orders shall be in writing. Aspect shall fill each order from SMI within 90 days after receipt of the order, provided that the aggregate of all orders placed by SMI during any calendar quarter does not exceed the aggregate of the orders required to be filled by Aspect during the immediately preceding calendar quarter by more than [**]. In any event, Aspect shall (i) fill orders during the calendar quarter up to an aggregate of [**] of the aggregate amount of the orders required to be filled by Aspect during the preceding calendar quarter, and (ii) Aspect shall use reasonable efforts to fill the remaining portion of the order(s) as soon as practicable thereafter. All sales of the Sensor Products shall be subject to the terms and conditions of this Agreement, which terms and conditions shall control to the extent that they conflict with the terms of any purchase order or order confirmation.

         3.8 Shipment. Aspect shall ship the Sensor Products F.O.B. its manufacturing facility to the destinations specified by SMI. Freight and insurance charges prepaid by Aspect shall be added to the purchase price for the Sensor Products or billed separately to SMI. SMI shall be responsible for payment of all export and import duties, local taxes and similar charges with respect to the Sensor Products.

         3.9 Labeling. All Sensor Products shall be labeled and packaged in the manner standard for Aspect unless otherwise requested by SMI. SMI will pay any incremental costs incurred by Aspect to modify, at SMI's request, the labeling or packaging of Sensor Products shipped to SMI or its customers, if such costs are approved in writing in advance by SMI.

         3.10 Title and Risk of Loss. Title and ownership of and risk of loss to the Sensor Products shall pass to SMI upon delivery of the Sensor Products to a common carrier at Aspect's manufacturing facility. Aspect shall cooperate with SMI in processing all claims for loss or damage to the Sensor Products.

         3.11 Payment. Aspect shall invoice SMI for the Sensor Products upon delivery to a common carrier for shipment. The terms of payment granted to SMI shall be net 60 days from the date of invoice. All payments by SMI to Aspect shall be in the currency of the United States.

         3.12 Warranty. Aspect warrants to SMI that each Sensor Product sold by it to SMI (a) shall be in good working condition and free from defects in material and workmanship when given normal, proper and intended usage and (b) shall conform to its Specifications for a period of six (6) months from the date of shipment of the Sensor Products to SMI. For all other consumable supplies provided by Aspect for use with the Monitor Products which were manufactured by third parties, Aspect shall provide the manufacturers warranties to SMI. Aspect shall not be responsible for defects which are not due to a breach of Aspect's warranty such as, but not limited to, defects due to fault or negligence on the part of the customer or SMI, or improper or unauthorized use of the Sensor Products by the customer or SMI.

         EXCEPT AS PROVIDED IN THIS AGREEMENT, ASPECT DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE SENSOR PRODUCTS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THE BREACH OF THIS AGREEMENT, INCLUDING A BREACH BY ASPECT OF THE ABOVE STATED WARRANTY. NOTHING IN THIS LIMITATION WILL BE DEEMED TO LIMIT ASPECT'S OBLIGATIONS TO DEFEND, INDEMNIFY OR

HOLD HARMLESS SMI IN ACCORDANCE WITH SECTIONS 2.2, 2.25, 3.15, 3.16 AND 8.11.

         SMI shall undertake all reasonable and appropriate actions permitted or required by laws and regulations of the Territory to ensure that Aspect's limits of warranty responsibility as set forth above are valid and enforceable against whomever they are applicable to the extent permitted by applicable law.

         3.13 Warranty Claims. Under its warranty, Aspect shall replace each demonstrably defective Sensor Product and other consumable supplies provided by Aspect for use with the Sensor Product, returned by SMI, provided that such Sensor Products shall have been returned to Aspect with all charges prepaid by SMI (or destroyed by SMI or its customers at Aspect's request) within the time provided by and substantially in accordance with Aspect's current instructions and procedures relating to returns. Aspect shall respond promptly to any claims by SMI that any Sensor Product and consumable supplies fails to conform to the warranty set forth in Section 3.12. For allowed warranty claims, Aspect shall pay for transportation of replacements from Aspect's manufacturing facility to SMI customer. The party obligated to pay for such transportation shall be responsible for all shipping costs, taxes, export and import duties and other costs associated with the transportation of Sensor Products. If the returned Sensor Product is not demonstrably defective, Aspect shall return the Sensor Product if SMI so requests; in that case, the costs of transportation shall be borne by SMI. All labor costs for replacement of the defective Sensor Products in the field shall be borne by SMI.

         3.14 Customer Complaints. SMI shall provide Aspect, on a quarterly basis, with a written report of all customer complaints which require written notification to, or follow up with, any regulatory agency, and follow up activities conducted by SMI relating to the Sensor. SMI shall notify Aspect immediately of any complaints involving death or serious injury (MDR reports) or of any other material complaints relating to the safety or efficacy of the Sensor Products.

         3.15 Recalls. Upon receipt of any information relating to the safety or efficacy of the Sensor Products, Aspect shall consult with SMI in an effort to arrive at a mutually acceptable procedure for taking appropriate action, it being understood that the ultimate decision-making authority shall rest with Aspect, provided, however, that Aspect shall comply with all laws, regulations and FDA and other agency guidelines regarding recalls. SMI agrees to follow any reasonable recall or general corrective action procedures submitted to it by Aspect and Aspect shall indemnify, defend and hold harmless SMI from any Losses arising from any such recall or general corrective action. SMI shall be responsible for maintaining sales records sufficient to effect any required recall or general corrective action.

         3.16 Product Liability. Aspect hereby agrees to indemnify, defend and hold harmless SMI, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with the marketing or sale of any Sensor Product, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession or use of any such Sensor Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which such claim is made, provided that such Losses arise from or are related to (a) a defect in the design or manufacture of the Sensor Product or improper written instructions for use of the Sensor Product provided by Aspect, or (b) the negligence, recklessness or intentional misconduct of Aspect. If SMI becomes aware of a product liability claim which might give rise to a right or obligation of indemnification and defense as provided herein, SMI shall promptly notify Aspect. Aspect shall control and bear the full expense of the defense against or settlement of such claim. SMI shall cooperate in such action if reasonably necessary and requested by Aspect. In no event shall Aspect settle any matter involving SMI without the prior written consent of SMI, which consent will not be unreasonably withheld or delayed. SMI may, in its own discretion, be represented in the defense or settlement of any such claim by counsel of its own choosing at its sole expense.

         3.17     Claimed Infringement.

                  (a) Aspect hereby agrees to indemnify, defend and hold harmless SMI, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with any claim by a third party that the manufacture, use or sale of a Sensor Product infringes any intellectual property right claimed by such third party and relating to the intellectual property rights owned by such party. If SMI becomes aware of an infringement allegation which might give rise to a right or obligation of indemnification and defense as provided herein, SMI shall promptly notify Aspect. Aspect shall control, bear the full expense of and retain all proceeds of the defense against or settlement of such allegation. SMI shall cooperate in such action if reasonably necessary and requested by Aspect. In no event shall Aspect settle any matter involving SMI without the prior written consent of SMI, which consent shall not be unreasonably withheld or delayed. SMI may, in its own discretion, be represented in the defense or settlement of any such allegation by counsel of its own choosing at its sole expense.

                  (b) Should any Sensor Product become the subject of an injunction preventing its use or sale as contemplated herein, Aspect shall (in addition to its obligations under Section 3.17), at its option, promptly (1) procure for SMI the right to continue to use and sell such Sensor Product, (2) replace or modify such Sensor Product so that it becomes non-infringing or, if options (1) and (2) are not reasonably available to Aspect, then (3) terminate SMI's license to the allegedly infringing Sensor Product and refund to SMI the amounts paid to Aspect for all Sensor Products in the possession of SMI or its subdistributors, upon the return of the Sensor Products to Aspect. In addition, Aspect may undertake any of the foregoing options (1),
(2) and (3) if Aspect determines, in its reasonable opinion, that a Sensor Product is likely to become the subject of an injunction preventing its use or sale as contemplated herein.

                  (c) Aspect shall have no liability or obligation to SMI hereunder with respect to any patent, copyright, trade secret or other intellectual property infringement or claim thereof, to the extent such liability or obligation is based upon (i) use or sale of a Sensor Product in combination with devices or products not provided by Aspect, or (ii) modifications, alterations or enhancements of a Sensor Product not created by or for Aspect. SMI shall indemnify and hold Aspect harmless from all costs, damages and expenses (including reasonable attorneys' fees) arising from any claim enumerated in the preceding sentence.

         3.18 Improvements. In the event that Aspect develops an improved version of the Sensor Products, the rights set forth in this Agreement with respect to the Sensor Products shall apply to the improved version of the Sensor Products at such time as the improved version of the Sensor Products first becomes available for commercial distribution. Notwithstanding the foregoing, in the event that Aspect is able to document an increase in the cost to manufacture the improved version of the Sensor Products, Aspect shall be entitled to a commensurate increase in the International and Japanese Sensor Product Purchase Price.

         3.19 Failure to Supply. If, at any time during the term of this Agreement, Aspect shall fail to supply SMI with Sensors in accordance with
Section 3.7, Aspect and SMI shall meet to discuss the situation promptly following written notice from SMI of Aspect's failure to supply, and shall cooperate in good faith to resolve the reason for the failure to supply. If Aspect and SMI are unable to agree on a resolution within 30 days of Aspect's receipt of SMI's written notice of Aspect's failure to supply, and if Aspect is unable to meet SMI's requirements for Sensors within such period, SMI shall have the right (in addition to its other rights and remedies hereunder) to choose one of the following options for meeting its customers' requirements for Sensors:

                  (a) SMI may elect to manufacture its Sensor requirements. In the event SMI elects this option, SMI will not be required to pay Aspect a royalty during the period in which SMI is manufacturing the Sensor. However, when Aspect is once again able to supply SMI with its requirements for Sensors, Aspect may do so on the same terms that existed prior to the interruption of supply, provided that SMI will be allowed to continue to manufacture Sensors for a sufficiently long period of time to recover its investment in establishing Sensor production. For this purpose, "sufficiently long" means the point at which SMI's investment in tooling and non-recurring engineering costs to establish Sensor production equals SMI's gross margin per Sensor (calculated using its Fully Burdened Costs) multiplied by the total quantity of Sensors produced by SMI; or

                  (b) SMI may select an alternative electrode set to provide BIS functionality, provided that the alternative electrode set will maintain the closed nature of the BIS Software system to the reasonable satisfaction of Aspect through a proprietary connector or other means. When Aspect is once again able to supply SMI with its requirements for Sensors, Aspect may do so on the same terms that existed prior to the interruption of supply, provided that SMI will be allowed to continue to utilize the alternative electrode set for up to 60 days.

         In the event the failure to supply exceeds one year, SMI will have the right to utilize an alternative electrode set of its own choosing on a royalty-free basis in perpetuity. Notwithstanding anything to the contrary in this Agreement, the foregoing rights of SMI shall not apply if Aspect's failure to supply SMI is excused pursuant to Section 8.4 of this Agreement. At any time during the term of this Agreement, Aspect will, at SMI's request, deposit into escrow all drawings, diagrams, schematics, source code and other proprietary information which may be necessary or desirable to enable SMI to exercise its rights under this Section 3.19. The escrow of such material shall be made pursuant to an escrow agreement with an independent third party escrow agent, on terms and conditions which are consistent with this Section 3.19, and which are reasonable and customary for escrow transactions of this type. SMI shall pay the fees of the escrow agent for establishing and maintaining the escrow.

         3.20 Restrictive Covenant. Except as provided in Section 3.19, during the term of the appointment set forth in Section 3.1 of this Agreement, SMI will not directly engage in, and will use good faith and reasonable efforts to prevent its subdistributors from engaging in, the sale in the International Territory or Japan or in the United States Territory of any products that are competitive with the Sensor (a "Competitor Sensor Product"). In addition, SMI agrees that it will not promote or market the ZipPrep electrode product for use as an EKG electrode. The restriction set forth in this section shall not apply to the sale of electrode products compatible with SMI's own EEG products or Four Channel Digital Signal Converter, provided that these products are used for EEG monitoring only without the Bispectral Index. Furthermore, in the event that SMI directly engages in the sale of any Competitor Sensor Product, or fails (within thirty (30) days after notice from Aspect) to use good faith and reasonable efforts to prevent a subdistributor from engaging in the sale of any Competitive Sensor Product, Aspect shall have the right to terminate the right of SMI to distribute the Sensor Products, effective thirty (30) days after delivery of written notice to SMI. SMI's obligation to prevent its subdistributors from breaching the foregoing restrictive covenant shall not require SMI to take any action which is illegal under any applicable law or which could reasonably be expected to expose SMI to liability and damages to the subdistributor or the subdistributor's customers.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         3.21 Obsolete Products. In the event Aspect elects to discontinue the production of a particular model of a Sensor Product because such Sensor Product has been replaced by later models, Aspect shall provide SMI not less than six
(6) months prior written notice (the "Notice Period") of such discontinuance, and shall fill such orders for the discontinued Sensor Product(s) as SMI reasonably determines, prior to the end of the Notice Period, will be required to enable SMI to meet the requirements of its subdistributors and customers.

                     ARTICLE IV - RIGHTS TO BISPECTRAL INDEX

         4.1 Licenses. Subject to the terms and conditions of this Agreement, Aspect hereby grants to SMI a non-exclusive license to the Bispectral Index for the purposes of developing, manufacturing, marketing and selling the Module worldwide. This license shall commence on the date of this Agreement and shall expire on the tenth anniversary of this Agreement. Prior to the expiration of this license, Aspect and SMI agree to negotiate in good faith concerning commercially reasonable terms under which SMI may elect to renew the license. SMI shall have the right to grant sublicenses to third party distributors for the sole purpose of marketing and selling the Module. Subject to Section 4.16, in the event Aspect obtains PMA approval of the Bispectral Index, Aspect hereby grants to SMI, and SMI accepts, a nonexclusive royalty free license to reference and use information in the Aspect PMA to enable SMI to file for and obtain PMA approval of the Module from the FDA. SMI may continue to reference and use the same PMA information in support of changes or modifications to the Module subsequently proposed by SMI. In addition, in consideration of SMI's payment of a license fee of [**] due upon execution of this Agreement, Aspect hereby grants SMI a fully paid, perpetual and worldwide license to use the source code for low level communication and control interface to the Field Programmable Gate Array ("FPGA"), in accordance with the provisions of Schedule B, and to incorporate such source code in the Module.

         4.2 Development Efforts. SMI agrees to use reasonable efforts to develop the Module. The development shall be conducted at and/or coordinated from the facilities of SMI. Aspect agrees to provide such assistance and such information about the Bispectral Index, the ZipPrep Technology and other Aspect technology as SMI reasonably requests in order to develop the Module. SMI shall be responsible for all costs incurred in developing the Module in excess of costs incurred in delivering the items and services set forth in Schedule B, and shall reimburse Aspect for both its internal and reasonable out-of-pocket expenses. The role of Aspect and SMI with respect to the (i) development of modifications to the BIS Software to be incorporated in SMI's Module, (ii) the source code license for the FPGA and low level drivers which control the FPGA, and (iii) for the development of a Four Channel

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Digital Signal Converter, are set forth in detail in Schedule B. SMI agrees to mark the Four-Channel Digital Signal Converter and the Module in the form of "Licensed under U.S. Pat. No. 5,381,804; 4,907,597; 5,010,891; 5,320,109;
5,458,117; 5,368,041; and other patents pending" at a location and in a manner on the products sufficient to meet the requirements of 35 U.S.C. 287. In addition, [**] that the [**] will contain the following [**] which the [**] between (a) [**] or (b) [**]. The Module will also [**], which the Module [**].

         4.3 BIS Software Maintenance. In addition, SMI will pay Aspect an annual maintenance fee of [**] per year, payable in advance upon execution of this Agreement and on the first and second anniversary of this Agreement. In consideration of this maintenance fee, Aspect shall provide SMI up to [**], shall reasonably assist SMI in debugging and utilizing the software and shall provide software updates to BIS Software. Upon request by SMI, Aspect will, on or about the third anniversary of this Agreement, negotiate in good faith on commercially reasonable terms under which Aspect would agree to continue to provide software maintenance support. SMI shall have the sole responsibility to develop all other software for the Module.

         4.4 Commercialization Obligation. Subsequent to development of the Module, SMI agrees to use reasonable efforts to (a) obtain necessary regulatory approvals for the marketing and sale of the Module in the International Territory, in those countries in which it elects to commercially distribute the Module, (b) provide for commercial production of the Module and (c) diligently market the Module after receipt of the necessary regulatory approvals, including, but not limited to, listing the Module in all of SMI's standard price lists and promoting and selling the Module at a level of effort and expense similar to the levels devoted to SMI's own patient monitoring equipment.

         4.5 Regulatory Process. SMI shall provide Aspect with an advance copy of any regulatory filing relating to the Modules and Aspect shall have the right to make comments and suggestions on any such regulatory filing, provided that SMI shall only be required to provide portions of such filings describing or relating to the Bispectral Index. Any comments or suggestions made by Aspect shall be given due consideration by SMI in its discretion and changes to the regulatory filings specifically requested by Aspect shall not be unreasonably refused. Aspect agrees to promptly provide such comments (in any event within thirty (30) days of its receipt

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

 of the proposed filing), and agrees that such filings shall be the Proprietary Information of SMI.

         4.6 Quality Control. Aspect shall furnish SMI the executable code for the Bispectral Index. SMI shall have no right to the source code for the Bispectral Index and shall have no right to modify the Bispectral Index. Prior to the first commercial sale of a Module, Aspect shall test Modules at the facilities of either Aspect or SMI and Aspect and SMI shall determine and implement the most efficient method for such testing.

         4.7 Royalties. SMI shall pay Aspect upon execution of this Agreement, either a prepaid royalty of [**], which shall authorize [**], or a prepaid royalty of [**], which shall authorize [**]; in either case, SMI shall also pay Aspect prepaid royalties of [**] when Aspect completes the modifications to the BIS software in accordance with the Specifications set forth in Schedule B, and prepaid royalties of [**] when the modified BIS software is validated in accordance with Schedule B. At any time after the date of this Agreement through [**] from the date of this Agreement, SMI may, at its election, prepay an additional royalty of [**], which shall authorize SMI to sell an additional [**] Modules. In addition, at any time from the date of this Agreement through the [**] anniversary of the date of this Agreement, SMI may prepay an additional royalty of [**] to Aspect, which shall authorize SMI to sell an additional [**] Modules. For any Module sales in excess of the amounts authorized by the foregoing prepaid royalties, Aspect shall grant SMI commercially reasonable royalty price and payment terms, which terms [**] to any [**], in its product in a [**] to that [**] any and in any event such royalty will not exceed [**] per Module sold by SMI.

         4.8 License to Manufacture Four Channel Digital Signal Converter. In consideration of SMI's payment of a prepaid license fee of [**] payable on execution of this Agreement, an additional [**] license fee payable on completion of the electronic and mechanical design reviews between Aspect and SMI, and an additional [**] license fee payable when fully functional prototypes of the Four-Channel Digital Signal Converter are tested and meet the specifications set forth in Schedule B, Aspect hereby grants SMI a worldwide, nonexclusive, fully-paid, perpetual and irrevocable license to develop, manufacture, market and sell the Four Channel Digital Signal Converter. SMI may only use the Four Channel Digital Signal Converter in conjunction with the Module for the EEG and Bispectral Index.

         4.9 Reports and Payment. SMI shall deliver to Aspect within 30 days after the end of each quarter a written report showing its sales of Modules during such quarter. All sales shall be segmented in each such report on a country-by-country basis. SMI, simultaneously with the delivery of each such report, shall tender payment in United States dollars of all royalties shown to be due thereon.

         4.10 Customer Complaints. To the extent related to the Bispectral Index or its performance, SMI shall provide Aspect, on a quarterly basis, with a written report of all customer complaints which require written notification to, or follow up with, any regulatory agency, and follow up activities conducted by SMI relating to the Module. SMI shall notify Aspect immediately of any complaints involving death or serious injury (MDR reports) or any other complaints relating to the safety or efficacy claims of the Bispectral Index.

         4.11 Product Liability of SMI. SMI hereby agrees to indemnify, defend and hold harmless Aspect, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with the marketing or sale of any Module, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession or use of any such Module, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which such claim is made, provided that such Losses are due to (a) a defect in the design or manufacture of the Module (excluding defects in the BIS Software, the Bispectral Index or other products provided by Aspect hereunder) or modifications to the BIS Software made by SMI or (b) the negligence, recklessness or intentional misconduct of SMI. If Aspect becomes aware of a product liability claim which might give rise to a right or obligation of indemnification and defense as provided herein, Aspect shall promptly notify SMI. SMI shall control and bear the full expense of the defense against or settlement of such claim. Aspect shall cooperate in such action if reasonably necessary and requested by SMI. In no event shall SMI settle any matter involving Aspect without the prior written consent of Aspect, which consent shall not be unreasonably withheld or delayed. Aspect may, in its own discretion, be represented in the defense or settlement of any such claim by counsel of its own choosing at its sole expense.

         4.12 Product Liability of Aspect. Aspect hereby agrees to indemnify, defend and hold harmless SMI, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with the marketing or sale of any Module, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession or use of any such Module, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which such claim is made, provided that such Losses arise from or are related to (a) a defect in the design or manufacture of the BIS Software or the Bispectral Index as delivered by Aspect or as modified by Aspect, or (b) the negligent, recklessness or intentional misconduct of Aspect. If SMI becomes aware of a product liability claim which might give rise to a right or obligation of indemnification and defense as provided herein, SMI shall promptly notify Aspect. Aspect shall control and bear the full expense of the defense against or settlement of such claim. SMI shall cooperate in such action if reasonably necessary and requested by Aspect. In no event shall Aspect settle any matter involving SMI without the prior written consent of SMI, which consent shall not be unreasonably withheld or delayed. SMI may, in its own discretion, be represented in the defense or settlement of any such claim by counsel of its own choosing at its sole expense.

         4.13 Claimed Infringement of SMI Technology. SMI hereby agrees to indemnify, defend and hold harmless Aspect, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with any claim by a third party that the manufacture, use or sale of a Module infringes any intellectual property right claimed by such third party and relating to the intellectual property rights owned by such party. Notwithstanding the preceding sentence, SMI will not be required to indemnify, defend or hold Aspect harmless from Losses which arise from the BIS Software, the Bispectral Index or other products provided by Aspect hereunder, except to the extent such Losses result from the use or sale of the BIS Software, Bispectral Index or other Aspect products in combination with products which are provided by parties other than Aspect. If Aspect becomes aware of an infringement allegation which might give rise to a right or obligation of indemnification and defense as provided herein, Aspect shall promptly notify SMI. SMI shall control, bear the full expense of and retain all proceeds of the defense against or settlement of such allegation. Aspect shall cooperate in such action if reasonably necessary and requested by SMI. In no event shall SMI settle any matter involving Aspect without the prior written consent of Aspect, which consent shall not be unreasonably withheld or delayed. Aspect may, in its own discretion, be represented in the defense or settlement of any such allegation by counsel of its own choosing at its sole expense.

         4.14     Claimed Infringement of Aspect Technology.

                  (a) Aspect hereby agrees to indemnify, defend and hold harmless SMI, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with any claim by a third party that the BIS Software, the Bispectral Index or other products provided by Aspect hereunder infringes any intellectual property right claimed by such third party and relating to the intellectual property rights owned by such party. If SMI becomes aware of an infringement allegation which might give rise to a right or obligation of indemnification and defense as provided herein, SMI shall promptly notify Aspect. Aspect shall control, bear the full expense of and retain all proceeds of the defense against or settlement of such allegation. SMI shall cooperate in such action if reasonably necessary and requested by Aspect. In no event shall Aspect settle any matter involving SMI without the prior written consent of SMI, which consent shall not be unreasonably withheld or delayed. SMI may, in its own discretion, be represented in the defense or settlement of any such allegation by counsel of its own choosing at its sole expense.

                  (b) Should any BIS Software or the Bispectral Index become the subject of an injunction preventing its use or sale as contemplated herein, Aspect shall, at its option (and in addition to its obligations under subsection 4.13(a)), promptly (1) procure for SMI the right to continue to use and sell such BIS Software or Bispectral Index, (2) replace or modify such BIS Software or Bispectral Index so that it becomes non-infringing or, if options (1) and (2) are not reasonably available to Aspect, then (3) terminate SMI's license to the allegedly infringing BIS Software or Bispectral Index and refund to SMI the amounts paid to Aspect for all BIS Software or the Bispectral Index in the possession of SMI or its subdistributors, upon the return of the BIS Software or Bispectral Index to Aspect. In addition, Aspect may undertake any of the foregoing options (1)(2) and (3) if Aspect determines, in its reasonable opinion, that the BIS Software or Bispectral Index is likely to become the subject of an injunction preventing its use or sale as contemplated herein.

                  (c) Aspect shall have no liability or obligation to SMI hereunder with respect to any patent, copyright, trade secret or other intellectual property infringement or claim thereof, to the extent such liability or obligation is based upon (i) use or sale of BIS Software or the Bispectral Index in combination with devices or products not provided by Aspect,
(ii) use of other than the most recently released version of any software included in the BIS Software or the Bispectral Index or (iii) modifications, alterations or enhancements of the BIS Software or Bispectral Index not created by or for Aspect. SMI shall indemnify and hold Aspect harmless from all costs, damages and expenses (including reasonable attorneys' fees) arising from any claim enumerated in the preceding sentence. The limitations set forth in the foregoing clause (ii) shall only apply to the extent Aspect has made the most recently released version of the software available to SMI at no cost to SMI for incorporation in the BIS Software or Bispectral Index which are then in SMI's possession or have been previously distributed by SMI and the liability or obligation arises after Aspect makes such revised version available to SMI.

         4.15 Digital Signal Converter. Aspect agrees to sell to SMI, and SMI agrees to purchase exclusively from Aspect, the Digital Signal Converters (the DSC II, or Aspect's next generation Digital Signal Converter, such as a one-channel Digital Signal Converter, which may take the place of the DSC II) to be used in conjunction with the Module and the Monitor. In addition, SMI at its option may distribute the Four Channel Digital Signal Converter for use with the Module in configurations with Bispectral Index, EEG, or both capabilities enabled. In either case, the Bispectral Index will only be operated through the use of the Sensor except for failure to supply

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

pursuant to Section 3.20. The price for each Digital Signal Converter manufactured by Aspect shall be [**] of the [**] for such [**] from time to time in effect, or (b) [**]. Aspect's obligation to sell Digital Signal Converters to SMI shall be in effect during the term of the license set forth in Section 4.1 above. The provisions of Sections 2.14 and 2.15 (regarding forecasts and orders) and 2.16, 2.18 and 2.19 (regarding shipment, risk of loss and payments) shall apply with respect to Digital Signal Converters.

         4.16 Restrictive Covenant. During the term of the appointment set forth in Section 4.1, SMI will not directly engage in, and will use good faith and reasonable efforts to prevent its sublicensees and subdistributors from engaging in, the sale anywhere in the world of any EEG Module that incorporates the technology that can be used to measure the hypnotic effects of anesthetics on the brain, provided that the foregoing restriction shall not apply to an EEG module that includes spectral edge frequency (SEF) as long as SMI or any sublicensee or subdistributor does not market or promote such SEF product for use in anesthesia monitoring. Furthermore, in the event that SMI directly engages in the sale of such a competitive product, or fails (within thirty (30) days after notice from Aspect) to use good faith and reasonable efforts to prevent a subdistributor or sublicensee from engaging in the sale of any such competitive product), Aspect shall have the right to terminate the right of SMI to distribute the Module, effective thirty (30) days after delivery of written notice to SMI. SMI's obligation to prevent its subdistributors and sublicensees from breaching the foregoing restrictive covenant shall not require SMI to take any action which is illegal under any applicable laws or which could reasonably expected to expose SMI to liability and damages to the subdistributor or sublicensee, or the subdistributor or sublicensee's customers.

         4.17 Right of Aspect to Contact Customers. After the first Sensor shipment, SMI shall notify Aspect on a monthly basis of each customer order in the United States territory for any Module. Aspect shall have the right to contact the customers of SMI solely for the purpose of selling the Sensor in the United States territory. All information provided by SMI to Aspect pursuant to this Section 4.17 shall constitute Proprietary Information of SMI.

                           ARTICLE V - COMMUNICATIONS

         5.1 Communications: Aspect and SMI agree that during the first 3 years of this Agreement, a working group composed of senior personnel at Aspect and at SMI will meet on a quarterly basis to discuss the relationship between the parties and to review issues relating to the Agreement including, but not limited to the following:

                  (a) to review the extent to which the Agreement has met the objectives of the parties;

                  (b) to monitor performance measures (such as the number of units sold, the number on consignment, average selling prices, Sensor consumption rates, etc.);

                  (c) to monitor compliance with the terms of the Agreement on the part of both Aspect and SMI;

                  (d) to identify steps that might be taken to improve the Agreement, or the way in which the Agreement is administered, to better meet the objectives of both parties; and

                  (e) to coordinate joint and separate market development activities, and to plan new initiatives designed to accelerate development of the market.

         It is expected that the composition of the working group may change over time (for example, development personnel will be included initially during the period in which the Module is under development), but SMI and Aspect agree to identify at least one senior member of their respective organizations who will have primary oversight responsibility for the Agreement and who will attend all of the quarterly meetings to provide continuity over time. It is understood that the parties will identify mutually convenient times and locations to hold the quarterly meetings to minimize the cost and the time required of company personnel, and that a preliminary schedule of quarterly meetings will be established within ninety (90) days after this Agreement is signed.

                            ARTICLE VI - TERMINATION

         6.1 Term. This Agreement shall commence on the date first set forth above and shall continue for a term of ten (10) years, subject to earlier termination as provided herein.

         6.2 Termination by SMI. SMI shall have the right, at any time following the second anniversary of this Agreement, to terminate this Agreement in its entirety or to terminate the provisions of any of Articles II, III or IV of this Agreement, on six months prior written notice to Aspect.

         6.3      Termination for Breach.

                  (a) If SMI breaches the provisions of this Agreement relating to the making or promotion of claims, Aspect shall have the right to terminate this Agreement immediately upon written notice to SMI. Aspect shall be entitled to terminate this Agreement by written notice to SMI in the event that SMI shall fail to make any required payment, and shall fail to remedy such default within 30 days after notice thereof by Aspect. SMI shall be entitled to terminate this Agreement by written notice to Aspect if Aspect shall fail to fill an order for Monitor Products or Sensor Products in accordance with the terms of Sections
2.15 or 3.7 and shall fail to remedy such default within 30 days after notice of default from SMI; provided, however, if SMI elects to use the remedies provided by Section 3.19, such remedies will be in lieu of SMI's right to terminate this Agreement for Aspect's failure to supply the Sensor Products. In addition, except for a breach by SMI of its minimum purchase requirements set forth in Sections 2.12 of this Agreement, which breach will be governed by the provisions of that Section 2.12, either party shall be entitled to terminate this Agreement by written notice to the other party in the event that the other party shall be in material default of any of its other obligations hereunder, and shall fail to remedy any such default within 90 days after notice thereof by the non-breaching party. Notwithstanding the foregoing provisions of this Section 6.3 relating to payment or other breaches by SMI of this Agreement, (a) if such breach relates to Monitor Products, the provisions of Article II shall terminate and the distribution rights of SMI to the Sensor shall continue, but the other provisions of this Agreement shall remain in effect; (b) if such breach relates to the Sensor the provisions of Article III shall terminate, but the other provisions of this Agreement shall remain in effect; and (c) if such breach relates to the Modules, the provisions of Article IV shall terminate, but the other provisions of this Agreement shall remain in effect.

                  (b) Effect of Expiration or Termination. Upon any expiration or termination of this Agreement, neither party shall be relieved of any obligations incurred prior to such expiration or termination. In the event of any expiration or termination of this Agreement, each party shall return to the other party all tangible Proprietary Information of the other party, provided that SMI shall be entitled to retain one copy of any such tangible Proprietary Information as is necessary to service its customers of Monitor Products, Sensor Products and Modules.

                          ARTICLE VII - CONFIDENTIALITY

         Each party shall maintain the Proprietary Information of the other party in confidence, and shall not disclose, divulge or otherwise communicate such Proprietary Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Proprietary information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents. Without limiting the generality of the foregoing, neither party shall, without the prior written consent of the other party, (i) make any disclosures to any third party concerning the Module development program conducted under this Agreement, or (ii) provide advance notice, whether written or oral, concerning product introductions to sales representatives or customers that is inconsistent with its policies and procedures for introducing its own new products. The foregoing provisions shall not apply to any Proprietary Information disclosed hereunder which: (a) was known or used by the receiving party prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party; (b) either before or after the date of the disclosure to the receiving party is lawfully disclosed to the receiving party by an independent, unaffiliated third party rightfully in possession of the Proprietary Information; (c) either before or after the date of the disclosure to the receiving party becomes published or generally known to the public through no fault or omission on the part of the receiving party; or (d) is required to be disclosed by the receiving party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. This Section shall survive the expiration or termination of this Agreement.

                          ARTICLE VIII - MISCELLANEOUS

         8.1 Trademarks and Trade Names. SMI shall not use the Aspect name or any other trademark or trade name used or claimed by Aspect (all of which names or marks shall hereinafter be referred to as "Aspect Proprietary Marks") in connection with any business conducted by SMI other than in dealing with the Monitor Products, the Sensor Products and the Module or unless otherwise approved in writing by Aspect. In the event the Module bears Aspects's trademarks, the Module must meet Aspect's reasonable quality standards; Aspect acknowledges that SMI's current line of monitor products meets such quality standards, and the Module will be deemed to meet Aspect's quality standards if it is of a quality substantially equivalent to the current quality standards for SMI's monitor products. Aspect shall not use the SMI name or any other trademark or trade name used or claimed by SMI (all of which names or marks shall hereafter be referred to as the "SMI Proprietary Marks"). The "Aspect Proprietary Marks" and "SMI Proprietary Marks" shall hereinafter be referred to as the "Proprietary Marks". Each party agrees that its use of the Proprietary Marks of the other party shall not create in its favor any right, title or interest therein and acknowledges the other party's exclusive right, title and interest in the Proprietary Marks of the other party. Each party shall use the trademarks of the other party in compliance with all relevant laws and regulations and not modify any of the other party's trademarks in any way. Neither party shall take any action calculated or likely to prejudice, affect, impair or destroy the title and interest of the other party in the Proprietary Marks.

         8.2 Records. Each party shall keep, and shall require all affiliates to keep, full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the data required to be maintained or furnished pursuant to the terms of this Agreement. During the term of this Agreement and for a period of one year following its termination, each party shall have the right from time to time (not to exceed once during each calendar year) to have an accounting firm inspect such books, records and supporting data of the other party during reasonable business hours at such time as is approved in advance by the other party, provided that such accounting firm executes a standard nondisclosure agreement in a form reasonably acceptable to the other party.

         8.3 Publicity. Neither party shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the parties, without the prior written consent of the other party except as otherwise required by law (in which case, such party shall use reasonable efforts to provide a copy of such information to the other party prior to the required legal disclosure and provide a reasonable opportunity for review and comment).

         8.4 Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, acts or omissions of any government or any agency thereof, compliance with request, recommendations, rules, regulations or orders of any international government or agency thereof, fire, storm, flood, earthquake, accident, war, rebellion, insurrection, riots, sabotage, invasion, quarantine, strikes, lockouts, disputes or differences with workers, transportation embargoes or failure of public facilities, and if such party shall have used reasonable efforts to avoid such occurrence and minimize its duration and shall have given proper written notice to the other party, then the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

         8.5 Relationship Between Parties. The relationship between the parties is that of independent contractors, and nothing in this Agreement shall be construed to constitute either party as an employee, partner or agent of the other party. Without limiting the foregoing, neither party shall have authority to act for or to bind the other party in any way, to make representations or warranties or to execute agreements on behalf of the other party or to represent that the other party is in any way responsible for the acts or omissions of such party.

         8.6 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and may be personally served, deposited in certified mail postage prepaid, or deposited with an overnight courier service, or sent via facsimile transmission, addressed as follows:

                  If to Aspect:    Aspect Medical Systems, Inc.
                                   2 Vision Drive
                                   Natick, MA  01760-2059
                                   Telecopy: (508) 653-6788
                                   Attn: President

                  If to SMI:       SpaceLabs Medical, Inc.
                                   15220 NE 40th Street
                                   P.O. Box 97013
                                   Redmond, WA  98073
                                   Telecopy: (206) 883-7091
                                   Attn:         James W. Bowra,
                                                 Director, Business Development
                                   Copy to:      Eugene V. DeFelice
                                                 General Counsel

or to such other address or person as either party shall have specified most recently by written notice provided in accordance with this Section 8.6. Notice shall be deemed given on the date of service if personally served. Notice mailed as provided herein shall be deemed given on the fifth business day following the date so mailed. Notice deposited with an overnight courier service shall be deemed given on the next business day following the date so deposited. Notice sent via facsimile transmission shall be deemed given when acknowledged by the recipient.

         8.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements of the parties, including but not limited to the Distribution and License Agreement between them dated as of June 30, 1994, which is hereby terminated in its entirety. No waiver, consent, modification, amendment or change of the terms of this Agreement shall bind either party unless in writing and signed by both parties.

         8.8 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

         8.9 Assignments. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, except to a party who acquires all or substantially all of the business of the assigning party by merger, sale of assets or otherwise.

         8.10 Governing Law. This Agreement shall be governed by and construed as a sealed instrument in accordance with the laws of the Commonwealth of Massachusetts.

         8.11 Compliance with Laws. Each party agrees to comply with all laws and regulations that may be applicable to such party's performance hereunder, including but not limited to the Food, Drug and Cosmetics Act and good manufacturing practices regulations. Each party (the "Indemnitor") agrees to defend, indemnify and hold harmless the other party from all Losses arising out of the Indemnitor's failure to comply with any applicable law or regulation.

         8.12 Waivers and Extensions. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

         8.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

         8.14 Consents. Whenever any provision of this Agreement requires one party to seek the prior approval or consent of the other party, the parties agree that such consents or approvals will not be withheld unreasonably.

         8.15 Limitation of Liability. Neither party shall be responsible to the other party for any punitive, incidental or consequential damages, including lost profits or lost sales, arising from or related to a breach of this Agreement; provided, however, that nothing herein shall be deemed to limit or modify either party's obligations to indemnify the other party from any Losses asserted by third parties, to the extent such indemnity is contractually required hereunder.

         IN WITNESS WHEREOF, the parties hereto have set their hand and seal as of July 24, 1996.

                                   ASPECT MEDICAL SYSTEMS, INC.

                                   By:      /s/J. Breckenridge Eagle
                                   Its:     President

                                   SPACELABS MEDICAL, INC.

                                   By:      /s/James W. Bowra
                                            James W. Bowra
                                   Its:     Director, Business Development

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

SCHEDULE A
                                                               SpaceLabs Pricing

                     Confidential Materials omitted and filed separately
                     with the Securities and Exchange Commission.
                     Asterisks denote omissions.
                                                                                  Aspect's           SpaceLabs
Prod. No.            Product Description                                          U.S. Price         Intl. Price
-----------------    ---------------------------------------------------------    ---------------    ---------------
Monitoring System
Components
                     A-1000(TM) 4-channel EEG monitoring system. Supplied with
                     one A-1000 4-channel EEG monitor, one A-1000 4-channel EEG digital signal converter, one power cord, one digital
                     signal converter cable, and one electrode starter kit.
                     (Monitor and digital signal converter include 15 months
                     warranty.)
186-0026             A-1000 4-channel EEG monitoring system, German                                  [**]
                     language, UL/cUL, TUV, CEemc, 50 Hz
186-0039             A-1000 4-channel EEG monitoring                                                 [**]
                     system, English language, UL/cUL, TUV, CEemc,
                     60 Hz
186-0040             A-1000 4-channel EEG monitoring system, French                                  [**]
                     language, UL/cUL, TUV, CEemc, 60 Hz
186-0041             A-1000 4-channel EEG monitoring system, French                                  [**]
                     language, UL/cUL, TUV, CEemc, 50 Hz
186-0042             A-1000 4-channel EEG monitoring system, English                                 [**]
                     language, UL/cUL, TUV, CEemc, 50 Hz
186-0051             A-1000 4-channel EEG monitoring system,                                         [**]
                     ENGLISH language, CE, 50 Hz
186-0058             A-1000 4-channel EEG monitoring system, French                                  [**]
                     language, CE, 50 Hz

                     Confidential Materials omitted and filed separately
                     with the Securities and Exchange Commission.
                     Asterisks denote omissions.
                                                                                  Aspect's           SpaceLabs
Prod. No.            Product Description                                          U.S. Price         Intl. Price
-----------------    ---------------------------------------------------------    ---------------    ---------------
186-0060             A-1000 4-channel EEG monitoring system, German                                  [**]
                     language, CE, 50 Hz
186-0053             A-1050(TM) 2-channel EEG Brain Monitor system,                                  [**]
                     English language, UL/cUL, TUV, CEemc, 60Hz
                     Supplied with one A-1050 2-channel EEG monitor, one A-1050
                     2-channel EEG digital signal converter (DSC-2), one power
                     cord. (Monitor and digital signal converter include 15
                     months warranty.)
                                                                                                     *Discount %

186-0008             A-1000 4-channel EEG digital signal converter (DSC). For
                     use with A-1000 4-channel EEG monitor only. (Includes 15
                     months warranty).
186-0045             A-1050 2-channel EEG digital signal converter                [**]               [**]
                     (DSC-2) (includes 15 months warranty.)
186-0009             Digital Signal Converter cable (20 feet) to connect [**]
                     [**] A-1000 EEG monitor to A-1000 4-channel EEG digital
                     signal converter.
186-0025             Female Snap EEG Lead Wires with safety                       [**]               [**]
                     connector 24" long, 10 leads per set
186-0055             A-1050 Two channel Referential patient Interface             [**]               [**]
                     Cable (PIC)
186-0014             Printrex printer (115V) compatible for use with the          [**]               [**]
                     A-10xx.
186-0011             Printer interface cable (6 feet), DB25 parallel port.        [**]               [**]
                     Centronics 36, isolated ground, shield.
186-0015             Permanent thermal paper for use with Printrex                [**]               [**]
                     printer.  Provided in 100 feet rolls.  (4 rolls/case)
186-0016             Permanent thermal paper for use with Printrex                [**]               [**]
                     printer.  Provided in 100 feet rolls.  (8 rolls/case)
186-0043             Starter kit with Zipprep(TM)Self-Prepping                    [**]               [**]
                     Disposable Electronics; 1 case containing 300
                     electrodes (75 box, 4 boxes/case)

                     Confidential Materials omitted and filed separately
                     with the Securities and Exchange Commission.
                     Asterisks denote omissions.
                                                                                  Aspect's           SpaceLabs
Prod. No.            Product Description                                          U.S. Price         Intl. Price
-----------------    ---------------------------------------------------------    ---------------    ---------------
185-0043             Starter kit with Zipprep(TM)Self-Prepping                      [**]               [**]
                     Disposable Electrodes:
                     * 1 Box (75) electrodes
                     * 15 alcohol swaps
                     * 1 Set (5) leadwires
                     * 15 gaude pads

*Discount Off Prevailing U.S.A. Price List

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   SCHEDULE B

              Aspect Development Activities for the SMI BIS Module

BIS SOFTWARE DEVELOPMENT

         Scope. Aspect shall provide to SMI the standard Aspect BIS Software (in binary form) along with suitable documentation in a form reasonably acceptable to SMI and sufficient to enable SMI to use the BIS Software for execution in the Module. In addition, Aspect shall provide FPGA source code, and source code which controls the following elements of the Digital Signal Converter (the "Low Level Interface Source Code"): Digital Signal Converter interface code including acquisition and control (impedance checking, self test initiation and termination).


     [**] The design of this [**] has been provided to [**] in the form of [**]. This will be the [**] as shown below:

[**]           [**]
[**]                         [**]   [**]
[**]                [**]            [**]       [**]

               [**]                            [**]
[**]                                           [**]
[**]                [**]
[**]

                             [**]

     [**]. This field [**] contains much of the [**] to the [**] and other [**]. [**] for the [**] in the [**].

     [**]. This is the [**] which executes the [**].

     [**]. This is an [**] which contains both the [**] and the code for the [**].

     [**]. [**] is required.

     [**]. between the [**] and the [**] in the [**] which provides [**] to the [**] per second.

     [**]. These are the same [**] in the [**] also provides the [**], including software [**].

     [**]. provides a working [**] for support of [**] on the [**] and can be [**] using the [**] provides a [**] to the [**] which would be required to [**] in the [**] in the event that the [**].

     [**]. shall be done in accordance to a [**] in consultation with Aspect.

     [**]. for the [**] will be [**], subject to [**] of such [**].

     DELIVERABLE ITEMS. Aspect wiLl deliver the following items to SMI on the dates indicated:

     [**]

     [**]

     [**]

     [**] on a [**].

     [**] report from [**] after receipt [**]

     - Procedures and specifications for required equipment and fixtures for production line testing of [**]

     - Procedures for [**] in the event of a [**]

     - Updates to procedures and specifications for the above as reasonably required for the development effort; PROVIDED, HOWEVER, that if the provision of such updates would require Aspect to expend a material amount of additional labor (a "Significant Update") and the Significant Update is not the result of a defect in the deliverables provided by Aspect, then Aspect and SMI must agree on reasonable additional fees to be paid by SMI for the Significant Update before Aspect will be required to provide it.


     - Other documents as may be needed for implementation of the above items; PROVIDED, HOWEVER, that if the provision of such documents would require Aspect to expend a material amount of additional labor (a "Significant Document"), and the need for the Significant Document [**] provided by Aspect, then Aspect and SMI must agree on reasonable additional fees to be paid by SMI for the Significant Document before Aspect will be required to provide it.

     [**]

     SCOPE. Aspect will provide up to [**] for the design of the [**] during the first year of the Agreement. [**] of such [**] shall have the right to [**] regarding [**] shall have the burden of [**].

     TASKS.

     - [**] to serve as a [**].

     - Consulting on the [**].

     - [**] of the [**] of the [**].

     [**] will be [**], subject to [**] of such [**].

     [**]. The following will be provided to [**] on the dates indicated:

     - [**] for the [**]

     - [**] for the [**]

     - [**] including a list of [**]

     - [**] current [**]

[**]

     Aspect warrants that the engineering support services to be provided by it under this Attachment B shall be performed in a willing and workmanlike manner, and that the deliverables it provides hereunder will be free from defects in design, material and workmanship. Aspect shall, at its costs and expense, repair or replace any services or deliverables which breach the foregoing warranty. It is understood that the foregoing warranties do not apply to the BIS Software (which is subject to the warranty set forth in Section 2.20, [**] Source Code [**] Low Level Interface [**]. EXCEPT AS SET FORTH HEREIN, ASPECT DISCLAIMS ALL OTHER WARRANTIES WITH RESPECT TO SUCH SERVICES AND DELIVERABLES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.